UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2022

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
10.875% Series A Cumulative Redeemable Preferred Stock, no par value	RHE-PA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on March 21, 2022 Ben Waites, the then Chief Financial Officer and Executive Vice President of Regional Health Properties, Inc. (the “Company”), and the Company mutually agreed that Mr. Waites would relinquish the duties and responsibilities as the Company’s principal financial officer and principal accounting officer, and he ceased functioning as the Company’s principal financial officer and principal accounting officer as of such date.

On June 13, 2022, the Company executed a Separation and Release of Claims Agreement (the “Agreement”), which provides that Mr. Waites last day of active employment was March 21, 2022. Pursuant to the Agreement, the Company has paid, or will pay, to Mr. Waites: (i) salary and benefits through March 31, 2022, including any earned but unused paid time off in accordance with the Company’s usual policy and procedures; (ii)  three months of base salary in accordance with the Company’s regular payroll practices; and (iii) a final additional payment of $24,000, within 30 days following the last base salary payment, subject to Mr. Waites compliance with the provisions of the Agreement. Under the Agreement, Mr. Waites has agreed: (i) for a period of three months, to cooperate with the Company regarding matters arising out or, of related to, Mr. Waites service to the Company; and (ii) to customary confidentiality and non-disparagement covenants. Except as set forth in the Agreement, Mr. Waites is not entitled to any further compensation or benefits.

Pursuant to the Agreement: (i) Mr. Waites has released the Company and related parties from all claims arising out of, or related to, Mr. Waites’s hire, benefits, or employment by, or termination or separation from, the Company, subject to certain exclusions; and (ii) in exchange for Mr. Waites’s release and the non-revocation thereof, the Company has released Mr. Waites from all claims that may be released by law, except for claims with respect to (a) events, acts or omissions occurring after the parties’ execution of the Agreement, (b) Mr. Waites’s breach of any terms of the Agreement, and (c) any criminal activity or intentional misconduct by Mr. Waites during his employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2022	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President

3